Exhibit 13.1

Officer Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Stealth BioTherapeutics Corp (the “Company”), hereby certifies, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2021 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 7, 2022	By:	/s/ Irene P. McCarthy
Name: Irene P. McCarthy
Title: Chief Executive Officer (principal executive officer and principal financial officer)